UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. ___)

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THERAGENICS CORPORATION®
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Company Contacts: Frank Tarallo, CFO &Treasurer or Lisa Rassel, Manager of Investor Relations

Phone: 800-998-8479 - 770-271-0233 Website: www.theragenics.com

Theragenics Announces Expiration of the “Go-Shop” Period
and Sets Date for Stockholders Meeting to Vote on Merger

BUFORD, GA, September 9, 2013 – Theragenics Corporation® (NYSE: TGX) (the “Company”), a medical device company serving the surgical products and prostate cancer treatment markets, announced today the expiration of the 35-day “go-shop” period pursuant to the terms of the previously announced merger agreement providing for a newly formed affiliate of Juniper Investment Company, LLC to acquire all of the outstanding common stock of the Company for $2.20 per share in cash.

During the “go-shop” period, the Company was permitted, on the terms and subject to the conditions of the merger agreement, to initiate, solicit and encourage acquisition proposals from third parties for a period that commenced immediately following the execution of the merger agreement on August 2, 2013 and expired at 11:59 p.m. (New York City time) on September 6, 2013. During the “go-shop” period, the Company’s financial advisor, VRA Partners, contacted 15 parties on behalf of the Company, including 9 financial parties and 6 strategic parties, to solicit indications of interest for potential alternative transactions. Including the parties that VRA contacted prior to August 2, 2013, VRA contacted a total of 42 parties. None of the parties contacted submitted a proposal to acquire the Company, and no other party has made an unsolicited proposal.

The Company also announced today that it will hold a special meeting of stockholders on October 17, 2013 to consider and vote on proposals to adopt the merger agreement, to cast an advisory vote on merger-related compensation and if necessary to approve any adjournment or postponement of the special meeting to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. The Company has set the close of business on September 16, 2013 as the record date for stockholders of record entitled to vote at the special meeting. The parties to the merger agreement currently expect to complete the merger during the fourth quarter of 2013, subject to stockholder approval and satisfaction of the closing conditions set forth in the merger agreement.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). The Company will be sending a definitive proxy statement to stockholders when available. INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors may obtain free of charge the proxy statement (when available) and other relevant documents filed with the SEC with respect to the proposed transaction at the SEC’s website at www.sec.gov and in the “Investors” section of the Company’s website at www.theragenics.com. In addition, the proxy statement (when available) and such other documents may be obtained free of charge by directing a request to Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, Attention: Investor Relations Department, (800) 998-8479.

Theragenics Announces Expiration of “Go-Shop” Period & Meeting Date

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in the Company’s proxy statement for its 2013 Annual Meeting of Stockholders filed with the SEC on April 1, 2013, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement related to the proposed merger when it becomes available.

About Theragenics Corporation

Theragenics Corporation operates two business segments: its surgical products business and its brachytherapy seed business. The surgical products business (www.cpmedical.com, www.galtmedical.com, www.needletech.com) manufactures and distributes wound closure, vascular access, and specialty needle products. Wound closure products include sutures, needles and other surgical products. Vascular access includes introducers, guidewires and related products. Specialty needles include coaxial, biopsy, spinal and disposable veress needles, access trocars, implanters, introducer products, and other needle-based products. The surgical products segment serves a number of markets and applications, including, among other areas, interventional cardiology, interventional radiology, vascular surgery, orthopedics, plastic surgery, dental surgery, urology, veterinary medicine, pain management, endoscopy, and spinal surgery. Theragenics’ brachytherapy business manufactures, custom loads, distributes and markets “seeds” used primarily in the minimally invasive treatment of localized prostate cancer. The Company’s brachytherapy product line (www.theragenicsbrachy.com) includes its palladium-103 TheraSeed® and its iodine-125 AgX100® devices. The terms "Company," "we," "us," or "our" mean Theragenics Corporation and all entities included in our consolidated financial statements. For additional information, call our Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

About Juniper Investment Company

Juniper Investment Company was founded in 2007 by Alexis Michas and John Bartholdson to develop and manage alternative investment offerings that address unique market opportunities. The principals of Juniper have extensive private equity investment experience dating back to 1981 encompassing the activities of our predecessor organizations, Merrill Lynch Capital Partners (1981-1999) and Stonington Partners (1994-2010). These activities encompass the acquisition of over 50 companies totaling over $22 billion in total consideration and involving the investment of approximately $3.2 billion of equity capital across a range of industries.

Theragenics Announces Expiration of “Go-Shop” Period & Meeting Date

Forward Looking Statements

Certain matters discussed in this release may be forward-looking statements. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements may be identified by the use of words such as “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “seeks,” “estimates,” and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These include, but are not limited to: (i) regulatory approvals required for the transaction may not be obtained, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on the Company or cause the parties to abandon the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the outcome of any legal proceedings to the extent initiated against the Company or others following the announcement of the transaction cannot be predicted; (iv) the business of the Company may suffer as a result of uncertainty surrounding the transaction; and (v) the Company may be adversely affected by other economic, business, and/or competitive factors. Other factors that could cause the Company’s actual results to differ materially from those expressed or implied are discussed under “Risk Factors” in Theragenics Corporation’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.